Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Getty Realty Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities*

Fees to Be Paid	Equity	Common Stock	457(o)(1)	—	—	$350,000,000	0.00011020	$38,570

	Total Offering Amounts					$350,000,000		$38,570

	Total Fees Previously Paid							—

	Total Fee Offsets							$4,656

	Net Fee Due							$33,914

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Getty Realty Corp.	S-3	333-221836	11/30/2017		$4,656(2)	Equity	Common Stock	—	$37,397,590

Fee Offset Sources	Getty Realty Corp.	S-3	333-221836		11/30/2017						$19,643(2)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-251977) (the “2021 Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on January 8, 2021.

(2)

The registrant previously filed (i) a Registration Statement on Form S-3 (Registration No. 333-221836) (the “2017 Registration Statement”), initially filed with the SEC on November 30, 2017, as amended on January 11, 2018 and declared effective by the SEC on January 12, 2018, registering securities with a maximum aggregate offering price of $350,000,000 and (iii) a prospectus supplement, dated February 26, 2021 (the “2021 Prospectus Supplement”), pursuant to the 2021 Registration Statement, relating to the offer and sale of shares of common stock having an aggregate offering price of up to $250,000,000 under the registrant’s then current “at-the-market” program. In connection with the filing of the 2017 Registration Statement, the registrant made a contemporaneous fee payment of $19,643 for a portion of the total registration fee of $43,575 (the remainder was offset with fees paid in connection with a prior registration statement). In connection with the filing of the 2021 Prospectus Supplement, the total registration fee of $27,275 was fully satisfied by offsetting fees previously paid, including the $19,643 paid in connection with the 2017 Registration Statement. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of $42,254,090 were not sold under the 2021 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $4,656 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2021 Prospectus Supplement and were not sold thereunder is offset against the registration fee of $38,570 due for this offering. The remaining balance of the registration fee, $33,914, has been paid in connection with this offering. The 2017 Registration Statement has expired and the registrant has terminated the offering that included the unsold securities under the 2021 Prospectus Supplement.